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                                                                    EXHIBIT 99.a



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ONEOK FINANCIAL NEWS
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ONEOK, INC.                                 CONTACT: WELDON WATSON, 918/588-7158
P. O. BOX 871
TULSA, OK 74102-0871                        FOR IMMEDIATE RELEASE, JUNE 22, 1999




                      PUBLIC UTILITIES COMMISSION OF NEVADA
                       APPROVES ONEOK/SOUTHWEST GAS MERGER


         TULSA, Oklahoma - The Public Utilities Commission of Nevada has approved the proposed merger between ONEOK, Inc., (NYSE:OKE) and Southwest Gas Corporation (NYSE:SWX). The approval calls for Southwest Gas to maintain its own identity as the Southwest Gas Division of ONEOK. The merger will be virtually seamless insofar as day-to-day operations are concerned, and Southwest Gas customers will benefit from the stipulated agreements worked out by the commission staff, the Attorney General's office and the companies.

         The proposed merger must also be approved by the regulatory authorities in Arizona and California and the shareholders of Southwest Gas Corporation. Antitrust clearance under the Hart-Scott-Rodino Act has already been achieved.

         ONEOK Chairman and Chief Executive Officer Larry Brummett, said, "We are very pleased with the approval by the Nevada commissioners. We continue to work diligently on the other required approvals and are optimistic that we will complete the merger in a timely manner.

         ONEOK, Inc., is an integrated natural gas company involved in production, processing, gathering, storage and transmission. The company is also the largest natural gas distributor in Kansas and Oklahoma, operating as Oklahoma Natural Gas Company and Kansas Gas Service Company, serving 1.4 million customers.

                                       ###

Statements contained in this release that include company expectations or prediction as to the accretive nature of the transaction and its expected consummation are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities and Exchange Act of 1934. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Among the important factors which could affect actual results are the timing and terms of regulatory approvals and operating results of ONEOK and Southwest Gas. More information about the ONEOK and Southwest Gas transaction can be found under Company News on the ONEOK web site at WWW.ONEOK.COM. Service area maps and logos are available under Media Kit.